UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2018

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.
On August 29, 2018, Covanta Holding Corporation (the “Company”) entered into two transactions to refinance certain of its outstanding tax exempt indebtedness with refunding tax exempt indebtedness in the same aggregate principal amount and for the same remaining loan tenor, as follows:

1.
The Company entered into a Bond Purchase Agreement (the “NFA BPA”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Underwriter”) and the National Finance Authority (New Hampshire) (the “NH Issuer”) providing for the offer and sale by the Underwriter of (i) $20,000,000 principal amount of Resource Recovery Refunding Revenue Bonds (Covanta Energy Project), Series 2018A (AMT) (the “NFA Series A Bonds”), (ii) $67,225,000 principal amount of Resource Recovery Refunding Revenue Bonds (Covanta Energy Project), Series 2018B (Non-AMT) (the “NFA Series B Bonds”) and (iii) $82,370,000 principal amount of Resource Recovery Refunding Revenue Bonds (Covanta Energy Project), Series 2018C (AMT) (the “NFA Series C Bonds,” and together with the NFA Series A Bonds and the NFA Series B Bonds, the “New Hampshire Bonds”). The New Hampshire Bonds will be issued pursuant to an Indenture by and between the NH Issuer and Wells Fargo Bank, N.A. (the “Trustee”). The NH Issuer will loan the proceeds from the New Hampshire Bonds to the Company pursuant to a loan agreement, and principal of and interest on the New Hampshire Bonds will be payable from loan repayments received by the NH Issuer and the Trustee from the Company; and

2.
The Company entered into a Bond Purchase Agreement (the “Niagara BPA”) with Merrill Lynch as Underwriter and the Niagara Area Development Corporation (the “Niagara Issuer”) providing for the offer and sale by the Underwriter of (i) $130,000,000 principal amount of Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2018A (AMT) (the “Niagara Series A Bonds”), and (ii) $35,010,000 principal amount of Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2018B (Non-AMT) (the “Niagara Series B Bonds,” and together with the Niagara Series A Bonds, the “Niagara Bonds”). The Niagara Bonds will be issued pursuant to an Indenture of Trust by and between the Niagara Issuer and the Trustee. The Niagara Issuer will loan the proceeds from the Niagara Bonds to the Company pursuant to a loan agreement, and principal of and interest on the Niagara Bonds will be payable from loan repayments received by the Niagara Issuer and the Trustee from the Company.

The offering of the New Hampshire Bonds and the Niagara Bonds will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and the New Hampshire Bonds and the Niagara Bonds will not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.
The NFA BPA and the Niagara BPA each include customary representations, warranties and covenants by the Company. Both also provide for customary indemnification by the Company against certain liabilities arising out of or in connection with the sale of the New Hampshire Bonds and the Niagara Bonds, respectively, and customary contribution provisions in respect of those liabilities. The closing of each offering, which is subject to customary closing conditions, is expected to occur on September 27, 2018.

Item 7.01.        Regulation FD Disclosure.

On August 30, 2018 the Company issued a press release announcing that it has priced $335 million in new tax exempt bonds to refinance outstanding bonds of the same amounts and maturities. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

1.1	Bond Purchase Agreement dated August 29, 2018 by and among the National Finance Authority, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Covanta Holding Corporation.

1.2	Bond Purchase Agreement dated August 29, 2018 by and among the Niagara Area Development Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Covanta Holding Corporation.

99.1	Press Release, dated August 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29, 2018

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Bond Purchase Agreement dated August 29, 2018 by and among the National Finance Authority, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Covanta Holding Corporation.

1.2	Bond Purchase Agreement dated August 29, 2018 by and among the Niagara Area Development Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Covanta Holding Corporation.

99.1	Press Release, dated August 30, 2018.